UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2017

RICE ENERGY OPERATING LLC

(Exact name of registrant as specified in its charter)

Delaware	333-200693-06	67-1671607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 271-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2017, Rice Energy Operating LLC, as borrower (the “Company”), and Rice Energy Inc., as parent guarantor (“Rice”), entered into the Second Amendment (the “Second Amendment”) to the Fourth Amended and Restated Credit Agreement, among the Company, Rice, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Credit Agreement”). The Second Amendment, among other things, (i) revises the tenor and aggregate notional volume limitations for Rice’s hedging arrangements contained in the Credit Agreement to permit secured financial and physical hedging for up to six years from the date of the applicable contract, while increasing the aggregate notional volumes that may be subject to such contracts in the fourth and fifth years, (ii) permits certain unsecured physical hedging transactions through the greater of the year 2030 or a rolling ten-year period, and (iii) amends the long-term senior unsecured debt rating threshold with respect to qualifying non-lender hedge counterparties.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Second Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 16, 2017, by and among Rice Energy Inc., Rice Energy Operating LLC, Wells Fargo Bank, N.A., as administrative agent and each of the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE OPERATING LLC By: RICE ENERGY INC., its sole manager

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: March 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 16, 2017, by and among Rice Energy Inc., Rice Energy Operating LLC, Wells Fargo Bank, N.A., as administrative agent and each of the lenders party thereto.